SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street
Stamford, Connecticut 06901
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Employment Agreement for Donald F. Detampel, Jr.

On December 17, 2015, Charter Communications, Inc. (the “Company”) entered into an Employment Agreement with Donald F. Detampel, Jr., Executive Vice President and President, Commercial Services, effective as of December 31, 2015 (the “Employment Agreement”). The following summarizes the material terms of the Employment Agreement:

•	Term: two years, expiring December 31, 2017.

•	Annual Base Salary: $655,080.

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Target bonus: 75% of the Annual Base Salary for each calendar year during the Term with the actual bonus payout depending on the achievement of target levels of performance for the particular bonus year.

•	Benefits: Standard benefits provided to the Company’s senior executives in accordance with the Company’s plans in effect from time to time.

•	Termination Benefits:

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Upon a termination of employment without “Cause” (as defined in the Employment Agreement”) or a resignation for Good Reason (also as defined in the Employment Agreement), Mr. Detampel is entitled to: (i) cash severance payable in fifty-two equal bi-weekly installments in accordance with the Company’s normal payroll practices in an aggregate amount equal to two (2) times his then-current rate of Annual Base Salary and Target Bonus (such severance is paid in a lump-sum if a change of control of the Company occurs or is deemed to occur after such termination of employment); (ii) a lump-sum payment equal to twenty-four times the Company’s monthly cost of continued healthcare coverage for Mr. Detampel under COBRA as of the date of the termination of his employment; (iii) all annual base salary and bonus duly payable under the applicable plan for performance periods ending prior to the date of termination but unpaid as of the date of termination; (iv) vesting of all equity awards and long-term incentives in accordance with the terms of the applicable award agreements and plan; and (v) the cost of up to twelve months of executive-level outplacement services.

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Upon a termination for death or disability, Mr. Detampel is entitled to all annual base salary and bonus duly payable under the applicable plan for performance periods ending prior to the date of termination but unpaid as of the date of termination, a pro rata portion of the bonus for the performance period during which his death or disability occurred and vesting of equity awards as provided in the applicable award agreements and plan.

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Non-Compete/Non-Solicitation Restrictive Covenants: Mr. Detampel is subject to a two-year non-compete, a two-year non-solicitation and a one-year non-hire restrictive covenant upon a termination of his employment for any reason.

A copy of the Employment Agreement is filed herewith as Exhibit 10.1. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of that document that is filed as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1*	Employment Agreement between Charter Communications, Inc. and Donald F. Detampel, Jr., dated December 17, 2015.

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* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Patricia A. Baldes
Patricia A. Baldes
Date: December 23, 2015		Vice President - Financial Reporting

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Employment Agreement between Charter Communications, Inc. and Donald F. Detampel, Jr., dated December 17, 2015.

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* filed herewith